UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive Suite 400

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 16, 2018, in accordance with the terms of the previously filed Purchase and Sale Agreement (the “Purchase Agreement”), by and among CNX Resources Corporation (“CNX”), CNX Midstream Partners LP (“CNXM”), CNX Gathering LLC, CNX Midstream DevCo I LP (“DevCo I LP”), CNX Midstream DevCo III LP (“DevCo III LP”), and, for certain purposes, CNX Midstream DevCo I GP LLC, CNX Midstream DevCo III GP LLC and CNX Midstream Operating Company LLC, CNX Gathering, a wholly owned subsidiary of CNX, completed the disposition to CNXM of the remaining 95% interest in DevCo III LP, which owns the gathering system and related assets commonly referred to as the Shirley-Penns System, not previously owned by CNXM, in exchange for cash consideration in the amount of $265 million (the “Dropdown Transaction”). CNXM funded the cash consideration with proceeds from the sale of $400 million aggregate principal amount of CNXM’s 6.500% senior notes due 2026, which also closed on March 16, 2018.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference to Exhibit 10.75 of CNX’s Annual Report on Form 10-K, filed on February 7, 2018.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 10.1	Purchase and Sale Agreement, dated as of February 7, 2018, by and among CNX Midstream Partners LP, CNX Midstream DevCo I LP, CNX Midstream DevCo III LP, CNX Gathering LLC, and, for certain purposes, CNX Midstream DevCo I GP LLC, CNX Midstream DevCo III GP LLC and CNX Midstream Operating Company, which is incorporated by reference to Exhibit 10.75 to CNX’s Annual Report on Form 10-K (File No. 001-14901) filed on February 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Chief Financial Officer and
Executive Vice President

Dated: March 16, 2018